Exhibit 2
SURROGATE’S COURT, STATE OF NEW JERSEY
COUNTY OF BERGEN

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	:	File No.
:
IN THE MATTER OF THE RUSSELL	:	RECEIPT, RELEASE,
BERRIE 2002A TRUST	:	REFUNDING AND SHARE
	:	VOTING AND DISPOSITION
	:	AGREEMENT

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     WHEREAS, by an indenture dated June 10, 2002, between the late Russell Berrie, as grantor (the “Grantor”), and Russell Berrie and Myron Rosner as trustees (the “Trust”), certain property was to be held IN TRUST, to pay the net income and so much of the principal as either trustee determined, to Russell Berrie during his life, and upon his death, the trustees were to distribute all property then belonging to the Trust, together with all property added to the Trust as a result of the Grantor’s death, pursuant to Article TWO, Sections I-V and Section VIII; and
     WHEREAS, the Grantor died on December 25, 2002; and
     WHEREAS, pursuant to Article FOUR of the Trust, Angelica Urra Berrie, Raphael Benaroya, Josh Weston, Ilan Kaufthal and Norman Seiden were appointed to act as trustees with Myron Rosner (the trustees in office from time to time, including any successor trustees, are hereinafter collectively referred to as the “Stock Trustees”), after the death of the Grantor; and

     WHEREAS, pursuant to Article TWO of the Trust, for a period of five years after the date of death of the Grantor, the Stock Trustees (acting pursuant to the following paragraph) shall retain the exclusive right to make decisions with respect to the retention, sale and voting of shares of Common Stock, $.10 stated value per share (“Common Stock”), of Russ Berrie and Company, Inc. ( the “Company”) as are distributed pursuant to the Trust, as well as any securities of the Company received in respect of such shares as described herein (the “Stock Trustees’ Powers”); and
     WHEREAS, pursuant to Article TWO of the Trust, actions of the Stock Trustees with respect to all securities subject to this Agreement shall be taken upon the approval of a majority of the Stock Trustees, with Angelica Urra Berrie having two votes and each other trustee having one vote and, in addition, with Angelica Urra Berrie (if then serving as a Trustee) having the right to cast the controlling vote in the event of deadlock with respect to any decision by the Stock Trustees (a decision of the Stock Trustees taken in accordance with such voting procedures is hereinafter referred to as a decision by a “Majority of the Stock Trustees”); and
     WHEREAS, pursuant to Article TWO, Section VIII, of the Trust, following the distributions pursuant to Sections I-V, the balance of the Trust is to be distributed to The Russell Berrie Foundation, a New Jersey Nonprofit Corporation (the “Foundation”); and
     WHEREAS, all distributions pursuant to Article TWO, Sections I-V of the Trust have been made; and
     WHEREAS, the remaining assets of the Trust include 4,624,451 shares of the Common Stock of the Company (the “Shares”); and

     WHEREAS, the Foundation represents that it has not assigned, transferred or encumbered in any way voluntarily or involuntarily, its interest in the Trust;
     NOW, THEREFORE, in consideration of the premises, the Foundation hereby acknowledges receipt of the Shares from the Trust.
     And the Foundation acknowledges that until December 25, 2007 (or such earlier date as may be agreed to by a Majority of the Stock Trustees or an Automatic Termination, as described below), any sale, transfer or other distribution or disposition of the Shares, and any securities of the Company received in respect thereof by reason of any stock split, stock dividend, recapitalization, extraordinary corporate event with respect to the Company, or otherwise (collectively, “Additional Securities”), shall require only the approval of a Majority of the Stock Trustees, and the consent of the Foundation (or its Trustees) shall not be required; provided however, that the proceeds of any approved sale of the Shares or any Additional Securities shall be the property of the Foundation. In connection therewith, for the term of this Agreement (subject to an Automatic Termination, as discussed below) the Foundation hereby appoints the Stock Trustees as its attorneys-in-fact, to act in its name, place and stead, with respect to effecting any such sale, transfer or disposition.
     And the Foundation acknowledges that until December 25, 2007 (or such earlier date as may be agreed to by a Majority of the Stock Trustees and subject to an Automatic Termination, as described below), a Majority of the Stock Trustees shall have the exclusive right in their sole discretion to vote the Shares (and any Additional Securities) or give written consent, in person or by proxy, with respect to the Shares (and any

Additional Securities) at all meetings of the shareholders of the Company, and in all proceedings in which the vote or written consent of shareholders may be required or authorized by law. In connection therewith, for the term of this Agreement (subject to its Automatic Termination as discussed below), the Foundation hereby irrevocably appoints the Stock Trustees (with full power of substitution) as its attorneys-in-fact and proxy, for and on its behalf and in its name, place and stead, with respect to any and all voting rights with respect to the Shares and any Additional Securities.
     And the Stock Trustees acknowledge and agree that all other indicia of ownership with respect to the Shares and any Additional Securities, including, but not limited to, the right to receive proceeds from any transfer or disposition thereof and the right to receive any dividends or distributions with respect thereto shall inure to the benefit of the Foundation.
     Notwithstanding anything herein to the contrary, the Stock Trustees’ Powers shall automatically terminate as to the relevant Shares or Additional Securities upon the consummation of any sale, transfer or other distribution or disposition thereof by the Foundation (“Automatic Termination”).
     And the Foundation agrees to segregate the Shares and any Additional Securities on the books of the Foundation and to take such other actions as may be appropriate to assure that the Stock Trustees’ Powers may be exercised.
     And in consideration of the premises and of the distribution of the Shares, the Foundation hereby releases and discharges Myron Rosner, Angelica Urra Berrie, Raphael Benaroya, Josh Weston, Ilan Kaufthal and Norman Seiden, individually and as Stock

Trustees, of and from any and all liabilities or claims whatsoever that the Foundation now has or may have against said persons by reason of any act done or omitted to be done by said persons prior to the date hereof relating to the Shares.
     And in consideration as aforesaid, the Foundation agrees, to the extent it is later finally determined in a judicial proceeding that the property distributed hereunder exceeds what the Foundation was entitled to receive, to refund the value of such excess to the Trust in cash.
     This instrument may be executed in various counterparts, each of which shall be deemed an original, with the same effect as if all parties hereto had signed the same document.
     The provisions hereof shall bind and inure to the benefit of the heirs, legal representatives, successors and assigns of the undersigned, and of any successor trustees.
Dated: As of March 28, 2006

/s/ Myron Rosner
Myron Rosner, as a Stock Trustee of the Trust

/s/ Angelica Urra Berrie
Angelica Urra Berrie, as a Stock Trustee of the Trust

/s/ Norman Seiden
Norman Seiden, as a Stock Trustee of the Trust

/s/ Ilan Kaufthal
Ilan Kaufthal, as a Stock Trustee of the Trust

/s/ Raphael Benaroya
Raphael Benaroya, as a Stock Trustee of the Trust

/s/ Josh Weston
Josh Weston, as a Stock Trustee of the Trust

THE RUSSELL BERRIE FOUNDATION, A NEW JERSEY NONPROFIT CORPORATION
By:	/s/ Myron Rosner
Myron Rosner, as a trustee

By:	/s/ Angelica Urra Berrie
Angelica Urra Berrie, as a trustee

By:	/s/ Norman Seiden
Norman Seiden, as a trustee

By:	/s/ Ilan Kaufthal
Ilan Kaufthal, as a trustee

By:	/s/ Scott Berrie
Scott Berrie, as a trustee

STATE OF NEW JERSEY	)
: ss.:
COUNTY OF BERGEN	)
     On the 10th day of March in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared MYRON ROSNER, in his capacity as a Stock Trustee of the Trust, and in his capacity as a trustee of The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Brett R. Harris
Attorney at Law of the State of New Jersey

STATE OF NEW JERSEY	)
: ss.:
COUNTY OF BERGEN	)
     On the 10th day of March in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared ANGELICA URRA BERRIE, in her capacity as a Stock Trustee of the Trust, and in her capacity as a trustee of The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Brett R. Harris
Attorney at Law of the State of New Jersey

STATE OF NEW JERSEY	)
: ss.:
COUNTY OF BERGEN	)
     On the 10th day of March in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared NORMAN SEIDEN, in his capacity as a Stock Trustee of the Trust, and in his capacity as a trustee of The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Brett R. Harris
Attorney at Law of the State of New Jersey

STATE OF NEW JERSEY	)
: ss.:
COUNTY OF BERGEN	)
     On the 10th day of March in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared ILAN KAUFTHAL, in his capacity as a Stock Trustee of the Trust, and in his capacity as a trustee of The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Brett R. Harris
Attorney at Law of the State of New Jersey

STATE OF NEW JERSEY	)
: ss.:
COUNTY OF BERGEN	)
     On the 10th day of March in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared SCOTT BERRIE, in his capacity as a trustee of The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Brett R. Harris
Attorney at Law of the State of New Jersey

STATE OF NEW JERSEY	)
: ss.:
COUNTY OF BERGEN	)
     On the 28th day of March in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared RAPHAEL BENAROYA, in his capacity as a Stock Trustee of the Trust, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Brett R. Harris
Attorney at Law of the State of New Jersey

STATE OF NEW JERSEY	)
: ss.:
COUNTY OF ESSEX	)
     On the 17th day of March in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared JOSH WESTON, in his capacity as a Stock Trustee of the Trust, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Brett R. Harris
Attorney at Law of the State of New Jersey

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